Exhibit 12.1

                        21st CENTURY TELECOM GROUP, INC.
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES,
               INTEREST CHARGES, AND PREFERRED STOCK REQUIREMENTS



                                                                                         For the Year Ended March 31,
                                                            For the Nine   -------------------------------------------------------
                                                            Months Ended
                                                         December 31, 1998     1998          1997          1996          1995
                                                           -------------   ------------   ------------  ------------  ------------
1.  Earnings
     (a)  Loss before interest expense and income taxes    $ (13,355,983)  $(11,089,186)  $ (2,379,449) $  (811,921)  $  (663,886)
     (b)  Portion of rental expense representative of
           the interest factor (1)                             (499,699)      (220,918)       (18,384)      (11,422)       (8,855)
                                                           -------------   ------------   ------------  ------------  ------------
     Total of 1(a) and 1(b)                                $ (12,856,284)  $(10,868,268)  $ (2,361,065) $  (800,499)  $  (655,031)

2.  Combined fixed charges
     (a)  Total interest expense                           $ 19,432,729    $ 3,941,358    $   437,843   $   214,688   $   115,428
     (b)  Portion of rental expense representative of
           the interest factor (1)                              499,699        220,918         18,384        11,422         8,855
     (c)  Dividends and accretion on Class A Convertible
           8% Cumulative preferred stock                      2,804,513      3,173,525        478,981             -             -
     (d)  Dividends and accretion on 13 3/4% senior
           cumulative exchangeable preferred stock due 2010   6,124,194      1,060,938              -             -             -
                                                           -------------   ------------   ------------  ------------  ------------
     Total combined fixed charges (2(a) through 2(d))      $ 28,861,135    $ 8,396,739    $   935,208   $   226,110   $   124,283

     Total interest charges (2(a) through 2(b))            $ 19,932,428    $ 4,162,276    $   456,227   $   226,110   $   124,283
                                                           -------------   ------------   ------------  ------------  ------------

     Total preferred stock requirements (2(c) through 2(d))$  8,928,707    $ 4,234,463    $   478,981   $         -   $         -
                                                           -------------   ------------   ------------  ------------  ------------

3. Ratio of earnings to charges and stock requirements
     Ratio of earnings to combined fixed charges           $      (0.45)   $     (1.29)   $     (2.52)  $     (3.54)  $     (5.27)
                                                           =============   ============   ============  ============  ============

     Ratio of earnings to interest charges                 $      (0.64)   $     (2.61)   $     (5.18)  $     (3.54)  $     (5.27)
                                                           =============   ============   ============  ============  ============

     Ratio of earnings to preferred stock requirements     $      (1.44)   $     (2.57)   $     (4.93)  $       N/A   $       N/A
                                                           =============   ============   ============  ============  ============


4. Deficiency related to less than one-to-one coverage
     Ratio of earnings to combined fixed charges           $ 41,717,419    $19,265,007    $ 3,296,273   $ 1,026,609   $   779,314
                                                           =============   ============   ============  ============  ============

     Ratio of earnings to interest charges                 $ 32,788,712    $15,030,544    $ 2,817,292   $ 1,026,609   $   779,314
                                                           =============   ============   ============  ============  ============

     Ratio of earnings to preferred stock requirements     $ 21,784,991    $15,102,731    $ 2,840,046   $       N/A   $       N/A
                                                           =============   ============   ============  ============  ============


(1) 21st Century considers one-third of total rental expense to represent return on capital.